Exhibit 16(b)

MFS VARIABLE INSURANCE TRUST

POWER OF ATTORNEY

The undersigned, each an officer of MFS Variable Insurance Trust (the “Registrant”), hereby severally constitutes and appoints Mark N. Polebaum, Susan S. Newton, Christopher R. Bohane, Susan A. Pereira and Brian E. Langenfeld, and each of them singly, as true and lawful attorneys, with full power to them and each of them to sign for each of the undersigned, in the names of, and in the capacities indicated below, the Registration Statement on Form N-14 with respect to the proposed transfer of all of the assets of (i) SC WMC Large Cap Growth Fund (“LCG”), a series of Sun Capital Advisers Trust, to MFS Growth Series (“VEG”), a series of the Registrant, in exchange solely for the assumption of certain identified liabilities of LCG and the issuance to LCG of shares of beneficial interest in VEG; (ii) SC Davis Venture Value Fund (“DVV”), a series of Sun Capital Advisers Trust, to MFS Research Series (“VFR”), a series of the Registrant, in exchange solely for the assumption of certain identified liabilities of DVV and the issuance to DVV of shares of beneficial interest in VFR; (iii) SC WMC Blue Chip Mid Cap Fund (“BCM”), a series of Sun Capital Advisers Trust to MFS Mid Cap Growth Series (“VMG”), a series of the Registrant, in exchange solely for the assumption of certain identified liabilities of BCM and the issuance to BCM of shares of beneficial interest in VMG; (iv) SC Invesco Small Cap Growth Fund (“SCG”), a series of Sun Capital Advisers Trust, to MFS New Discovery Series (“VND”), a series of the Registrant, in exchange solely for the assumption of certain identified liabilities of SCG and the issuance to SCG of shares of beneficial interest in VND; (v) Sun Capital Investment Grade Bond Fund (“IGB”), a series to Sun Capital Advisers Trust, to MFS Research Bond Series (“VFB”), a series of the Registrant, in exchange solely for the assumption of certain identified liabilities of IGB and the issuance to IGB of shares of beneficial interest in VFB; (vi) SC PIMCO Total Return Fund (“TRF”), a series of Sun Capital Advisers Trust, to MFS Research Bond Series (“VFB”), a series of the Registrant, in exchange solely for the assumption of certain identified liabilities of TRF and the issuance to TRF of shares of beneficial interest in VFB; and (vii) SC Lord Abbett Growth & Income Fund (“LAG”), a series of Sun Capital Advisers Trust, to MFS Value Series (“VLU”), a series of the Registrant, in exchange solely for the assumption of certain identified liabilities of LAG and the issuance to LAG of shares of beneficial interest in VLU (each such transfer of assets and assumption of certain identified liabilities hereinafter referred to collectively as the “Reorganization”); and any and all amendments thereto and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission for the purpose of registering the Registrant as a management investment company under the Investment Company Act of 1940 and/or the shares issued in the Reorganization by the Registrant under the Securities Act of 1933 granting unto my said attorneys, and each of them, acting alone, full power and authority to do and perform each and every act and thing requisite or necessary or desirable to be done in the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys or any of them may lawfully do or cause to be done by virtue thereof.

IN WITNESS WHEREOF, the undersigned have hereunto set their hand on this 15th day of August, 2012.

JOHN M. CORCORAN	President (Principal Executive Officer)
John M. Corcoran

DAVID L. DILORENZO	Principal Financial and Accounting Officer
David L. DiLorenzo